Exhibit 16.1

Crowe GHP Horwath	GHP Horwath P.C. Member Crowe Horwath International 1801 California Street, Suite 2200 Denver, CO 80202 +1.303.831.5000 Tel +1.303.831.5001 Fax www.croweghphorwath.com

January 13, 2017

The Board of Directors
Biona Environmental Technologies, Inc.
Box 566-1774 Summitview Way
Crestone, Colorado  81131

Dear Members of the Board,

We write to inform you that the client-auditor relationship between Bion Environmental Technologies, Inc. (Commission File No. 000-19333) and GHP Horwath, P.C. has ceased.

Sincerely

/s/ GHP Horwath, P.C.
GHP Horwath, P.C.

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
SECPSletters@sec.gov
100 F Street, N.E.
Washington, D.C. 20549